Exhibit 10.2





                   BOISE CASCADE OFFICE PRODUCTS CORPORATION

                 EARLY RETIREMENT PLAN FOR EXECUTIVE OFFICERS


                      (As Amended Through August 3, 1999)


                   BOISE CASCADE OFFICE PRODUCTS CORPORATION
                 EARLY RETIREMENT PLAN FOR EXECUTIVE OFFICERS


                              ARTICLE I:  PURPOSE

      The purpose of this Plan is to facilitate the orderly succession of Executive Officers of the Company with continuity of management by providing additional Early Retirement Benefits for eligible Executive Officers.


                  ARTICLE II:  DEFINITIONS AND CONSTRUCTION

      2.1 Definitions: The following words and phrases shall have the meaning set forth below unless the context clearly indicates to the contrary:

            (a) "Board of Directors" shall mean the Board of Directors of Boise Cascade Office Products Corporation or any duly constituted committee of the Board of Directors to whom authority to act on behalf of the Board of Directors has been delegated.

            (b) "Committee" shall mean the Retirement Committee of the Company, appointed by the Board of Directors, which, in addition to its other duties and responsibilities, shall have the duties and responsibilities set out in Article V of this Plan.

            (c) "Company" shall mean Boise Cascade Office Products Corporation or its successor or successors, and including all wholly owned and majority-owned subsidiaries of Boise Cascade Office Products Corporation.

            (d) "Competitor" shall mean any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Plan, in the manufacture, sale, or distribution of products, or in the providing of services, in competition with products manufactured, sold, or distributed or services provided by the Company.

            (e) "Early Retirement Date" shall mean the date an Executive Officer terminates employment with the Company after satisfying the eligibility requirements of Section 3.1 of this Plan and before his or her Normal Retirement Date.

            (f) "Early Retirement Benefits" shall mean the benefits that will be paid to an Eligible Executive Officer who retires from the Company under the provisions of this Plan.

            (g) "Effective Date" shall mean the date this Plan becomes effective as established by the Board of Directors.

            (h) "Eligible Executive Officer" shall mean an Executive Officer of the Company who satisfies the criteria for participation in the Plan described in Section 3.1 hereof.

            (i) "Executive Officer" shall mean any person identified by the Board of Directors as such.

            (j) "Normal Retirement Date" shall mean the first day of the month coincident with or next following an Executive Officer's 65th birthday.

            (k) "Salaried Plan" shall mean the Boise Cascade Corporation Pension Plan for Salaried Employees, together with the Company's Supplemental Pension Plan, as such plans currently are in effect and as they may be amended from time to time after the Effective Date of this Plan.

            (l) "Plan" shall mean the Boise Cascade Office Products Corporation Early Retirement Plan for Executive Officers as set forth herein and as amended from time to time.

      2.2 Construction: Except to the extent preempted by federal law, this Plan shall be construed according to the laws of the state of Delaware. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or section. Capitalized terms used herein but not defined in this
Article II shall have the meaning ascribed to such terms in the Salaried Plan.


            ARTICLE III:  ELIGIBILITY FOR EARLY RETIREMENT BENEFITS

      3.1 Eligibility. An Executive Officer (i) with ten or more years of service with the Company (including years of service with Boise Cascade Corporation) as defined in the Salaried Plan, (ii) who is also an Executive Officer of Boise Cascade Corporation, (iii) who has served as an Executive Officer of Boise Cascade Corporation for at least five full years measured from the date of his or her election to such office, and (iv) whose employment with the Company is terminated through Involuntary Retirement or who elects early retirement on or after his or her Early Retirement Date but before his or her Normal Retirement date, shall receive the Early Retirement Benefits as set forth in Article IV hereof; provided, however, in the event an Executive Officer is terminated for "disciplinary reasons" as that term is used in the Company's Termination of Employment Policy, such Executive Officer shall not be eligible to receive any benefits under this Supplemental Plan.

      3.2 Notice: Any Eligible Executive Officer desiring to retire under the terms of this Plan shall notify the Company of his or her decision, in writing, at least 30 days in advance of the date he or she intends to retire from the Company.


                    ARTICLE IV:  EARLY RETIREMENT BENEFITS

      4.1 Early Retirement Benefits: An Eligible Executive Officer who retires before his or her Normal Retirement Date shall receive the Early Retirement Benefits as set forth in Section 4.2 hereof.

      4.2 Computation of Early Retirement Benefits: The Early Retirement Benefits payable to an Executive Officer who is covered by the provisions of
Section 4.1 hereof shall be calculated as follows:

            (a) Until age 65, the Early Retirement Benefits payable here-under shall be an amount equal to the Basic Pension Benefit that would have been payable at age 65 under the Salaried Plan, as described in Article 5 of the Salaried Plan, (before reduction to reflect any retirement option selected by the Executive Officer pursuant to the Salaried Plan) without reduction on account of early retirement. Upon reaching age 65, benefits under this Plan shall cease and the Executive Officer shall receive the Basic Pension Benefit to which he or she is entitled under the terms of the Salaried Plan, with the benefit commencement date under the Salaried Plan being the Executive Officer's Normal Retirement Date.

            (b) Notwithstanding the foregoing, if an Eligible Executive Officer commences receipt of a Basic Pension Benefit from the Salaried Plan prior to his or her Normal Retirement Date, upon the date such Basic Pension Benefit commences the amounts described in subparagraph (a) above shall be adjusted to become equal to the difference between (1) the amount of the Basic Pension Benefit, as defined in the Salaried Plan (before the reduction to reflect any retirement option selected by the Executive Officer pursuant to the Salaried Plan), payable to the Executive Officer as of his or her Early Retirement Date, without reduction for early retirement under the Salaried Plan, and (2) the amount of the Basic Pension Benefit, as defined in the Salaried Plan (before the reduction to reflect any retirement option selected by the Executive Officer pursuant to the Salaried Plan), payable to the Executive Officer as of his or her Early Retirement Date, after application of the reduction factors as set forth in Article VI of the Salaried Plan due to the Executive Officer's election to retire on or after his or her Early Retirement Date.

            If the calculations made pursuant to this Section 4.2 produce no Early Retirement Benefits for an Executive Officer, then this Plan shall not apply to that Executive Officer.

            The Company will be secondarily liable for the payment of any amounts that are payable from the Salaried Plan.

      4.3 Manner and Adjustment of Payment: The Early Retirement Benefits, as computed in Section 4.2 hereof and as provided hereunder, shall be an unfunded general obligation of the Company and shall be paid to the Executive Officer in monthly installments as a supplemental retirement benefit. The Early Retirement Benefits shall be paid in the same form as the Executive Officer's benefits selected under the Salaried Plan and shall be actuarially reduced to reflect the optional form of payment, if any, selected by the Executive Officer under the Salaried Plan.

      4.4 Executive Officer Not to Compete: If an Executive Officer, who is receiving Early Retirement Benefits hereunder and who has not yet reached his or her Normal Retirement Date, provides significant services as an employee or consultant, or otherwise renders services of a significant nature for remuneration, to a Competitor, the Company may, in its sole discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder. After the date of cancellation, the Executive Officer shall forfeit all future benefits under this Plan. The Company may, in its sole discretion, consent to an Executive Officer's rendering services to a Competitor. If the Company does so consent, it may place whatever limitations it considers appropriate on the consent. If the Executive Officer breaches the terms of the consent, the Company may, in its sole discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder. After the date of cancellation, the Executive Officer shall forfeit all future benefits under this Plan. The determination of whether an Executive Officer is or will be providing "significant services to a Competitor" shall be made by the Board of Directors in its sole discretion.

      4.5 Supplemental Survivor's Retirement Benefit: In the event an Eligible Executive Officer terminates employment by reason of death, his or her spouse, if any, shall be eligible to receive a supplemental Survivor's Retirement Benefit under this Plan. The amount of the supplemental Survivor's Retirement Benefit shall be equal to the difference between the Survivor's Retirement Benefit payable under the terms of the Salaried Plan and the amount to which the spouse would be entitled under the terms of both this Plan and such Salaried Plan if the Eligible Executive Officer had elected Early Retirement on the date of his or her death and had elected to receive benefits in the form of a 50% Joint and Survivor Annuity with the spouse as joint annuitant. A surviving spouse shall not be eligible for a supplemental survivor's benefit under this Plan unless the spouse is eligible for a survivor's benefit under the terms of the Salaried Plan.


           ARTICLE V:  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

      5.1 Committee's Powers: Except as otherwise provided in the Plan with regard to the powers of the Company, the Committee shall have control of administration of the Plan with all powers necessary to enable it to carry out its duties hereunder. The Committee shall have the right to inspect the records of the Company whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Committee. The Committee, however, shall not be required to make such inspection but may, in good faith, rely on any statement of the Company or any of its officers or employees.

      5.2 Copy of Plan to Be Furnished: The Committee shall cause a copy of this Plan to be provided to all Executive Officers of the Company who are or become entitled to be covered under this Plan as Eligible Executive Officers.

      5.3 Records: The Committee shall keep a complete record of all its proceedings and all data necessary for administration of the Plan.

      5.4 Appeal Procedure: If any Eligible Executive Officer feels aggrieved by any decision of the Committee concerning his or her benefits hereunder, the Committee shall provide, upon written request of the Eligible Executive Officer, specific written reasons for the decision. The Committee shall afford an Eligible Executive Officer whose claim for benefits has been denied 60 days from the date notice of denial is mailed in which to request a hearing before the Committee. If an Eligible Executive Officer requests a hearing, the Committee shall review the written comments, oral statements, and any other evidence presented on behalf of the Eligible Executive Officer at the hearing and render its decision within 60 days of such hearing. If the Eligible Executive Officer still feels aggrieved by the Committee's decision concerning his or her benefits hereunder, the Eligible Executive Officer can request the Compensation Committee of the Board of Directors to review his or her case. The request for hearing must be made in writing within 60 days from the date of the Committee's decision. The Compensation Committee of the Board of Directors shall review said decision within four months after receiving the Eligible Executive Officer's request for review and shall, within a reasonable time thereafter, render a decision respecting the Eligible Executive Officer's claim which shall be final, binding, and conclusive.

            If any Eligible Executive Officer feels aggrieved by any decision of the Company concerning his or her rights hereunder, the Company shall provide, upon the written request of the Eligible Executive Officer, specific written reasons for its decision. If the Eligible Executive Officer is not satisfied with the Company's decision with respect to his or her rights, the Eligible Executive Officer can request the Compensation Committee of the Board of Directors to review the case. The Eligible Executive Officer's request must be made within 60 days of the mailing of the Company's written decision, and the Compensation Committee of the Board of Directors will handle the review in the same manner as set forth above with respect to appeals from Committee decisions.


                    ARTICLE VI:  AMENDMENT AND TERMINATION

      6.1 Amendment: The Company reserves the right to amend this Plan at any time, in its sole discretion and for any reason whatsoever, acting through the Board of Directors or any duly authorized delegate thereof; provided, however, no such amendment shall affect the right to any benefits hereunder of any Eligible Executive Officer who elected or was required, pursuant to this Plan, to retire prior to his or her Normal Retirement date.

      6.2 Termination: It is the present intention of the Company to maintain this Plan indefinitely. Nonetheless, the Company reserves the right to terminate this Plan at any time, in its sole discretion and for any reason whatsoever, acting through its Board of Directors; provided, however, no such termination shall affect the right to any benefits hereunder of an Eligible Executive Officer who elected or was required, pursuant to this Plan, to retire prior to his or her Normal Retirement Date.


                          ARTICLE VII:  MISCELLANEOUS

      7.1 Benefits Not Transferable or Assignable: None of the benefits, payments, proceeds, claims, or rights of any Executive Officer hereunder shall be subject to the claim of any creditor of the Executive Officer, other than the Company as permitted in Section 7.2 hereof, nor shall any Executive Officer have any right to transfer, assign, encumber, or otherwise alienate any of the benefits or proceeds which he or she may expect to receive, contingently or otherwise, under this Plan.

      7.2 Setoff: The Company shall have the right to withhold and deduct from payments due hereunder to any Executive Officer any amounts owed by the Executive Officer to the Company which were incurred prior to the Executive Officer's retirement from the Company.